Exhibit 4

                                     WARRANT

                                   Granted by

                            WINGRA TECHNOLOGIES, LLC

                      a Wisconsin limited liability company

                       (hereinafter called the "Company")

                                       to

                               -------------------

                        (hereinafter called the "Holder")


                    THIS WARRANT, AND THE UNITS WHICH MAY BE
                    ACQUIRED   IN    ACCORDANCE    HEREWITH,
                    CONSTITUTE   SECURITIES.   NEITHER  THIS
                    WARRANT  NOR  THE  UNITS  WHICH  MAY  BE
                    ACQUIRED  IN  ACCORDANCE  HEREWITH  HAVE
                    BEEN REGISTERED UNDER THE SECURITIES ACT
                    OF 1933 (THE "ACT"),  OR UNDER ANY STATE
                    SECURITIES   LAWS,   AND   MAY   NOT  BE
                    TRANSFERRED  OR  OTHERWISE  DISPOSED  OF
                    UNLESS THEY HAVE BEEN  REGISTERED  UNDER
                    THE ACT AND UNDER ALL  APPLICABLE  STATE
                    SECURITIES  LAWS,  OR AN EXEMPTION  FROM
                    REGISTRATION IS AVAILABLE.

         For   valuable   consideration,   the   receipt   of  which  is  hereby
acknowledged, the Company hereby grants to the Holder the following warrant (the "Warrant"):

         1. Grant of Warrant. Subject to the terms and provisions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company at the exercise price of ___________________ Dollars ($___________________) per Unit, and pursuant to the terms and provisions set forth herein, an aggregate of ___________________ (___________________) Units of
the Company (as the term "Units" is defined in the Company's Operating Agreement, as amended and/or restated from time to time (the "Operating Agreement")).

         The Holder shall have the right and option to purchase any or all of the Units with respect to which this Warrant is granted, upon notice and payment of the exercise price as set forth hereinafter, and such right and option to purchase shall continue until it expires by lapse of time or as otherwise provided in this Warrant. This Warrant may only be exercised at such time as the Holder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

         In no event shall this Warrant be exercisable as to any Units after the expiration of three (3) years from the date of the grant of this Warrant, and after such period of time, this Warrant shall immediately expire.

         2. Exercise of Warrant. This Warrant shall be exercised by the delivery of written notice to the Company setting forth the number of Units with respect to which this Warrant is to be exercised together with cash, certified check, bank draft or postal or express money order payable to the order of the Company in an amount equal to the exercise price of such Units.

         In the event that the Holder desires to exercise this Warrant, then the Holder shall execute a Notice of Exercise in substantially the form of Exhibit A attached hereto and shall deliver to the Company such Notice of Exercise and the consideration required for such exercise.

         If the Holder exercises this Warrant and pays the consideration with respect to such exercise as provided for and required by this Section 2, then the Holder shall become a Member of the Company with all the rights of a Member, and subject to all of the duties and obligations of a Member, as set forth in the Company's Operating Agreement.

         3. Investment Representations. In the event the Units issuable on exercise of this Warrant are not registered under the Securities Act of 1933 (as now in effect or hereafter amended), then in such event, as a condition precedent to any exercise of this Warrant, the Holder shall deliver to the Company investment representations in form satisfactory to the Company's counsel which shall contain, among other matters, a statement in writing that this Warrant is then being exercised only with a view to investment in, and not with a view to the disposition of, the Units with respect to which this Warrant is then being exercised; that the Holder and/or its attorneys, accountants, and/or advisors have had a reasonable opportunity to investigate the Company and have sufficient knowledge of the Company's then current activities and financial condition to enable such person(s) to make an informed decision as to whether to

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make an investment in the Company;  and that the Holder believes that the nature and amount of the Units being purchased by it are consistent with its investment objectives and resources. Except as may be otherwise provided in an applicable registration rights agreement, the Company shall not be obligated to register the Units covered by this Warrant.

         4. Units Subject to Company's Operating Agreement. All Units issued pursuant to the exercise of this Warrant shall be subject to all terms and provisions of the Company's Operating Agreement.

         5. Changes in the Company's Capital Structure. The existence of this Warrant shall not affect in any way the right or power of the Company or its Board or Members to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, warrants or other rights affecting the Company's Units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

         If, with respect to all issued and outstanding Units of the Company, generally, the Company shall effect a subdivision or consolidation of Units or other capital readjustment, the payment of a Unit dividend, or other increase or reduction of the number of Units outstanding, without receiving compensation therefor in money, services or property, then the number, class, and per share exercise price of Units subject to this Warrant shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this Warrant, for the same aggregate cash consideration, the same total number and class of Units as it would have received as a result of the event requiring the adjustment had it exercised this Warrant in full immediately prior to such event.

         After a merger of one or more entities into the Company, or after a consolidation of the Company and one or more entities in which the Company shall be the surviving entity, the Holder shall, at no additional cost, be entitled upon exercise of this Warrant to receive (subject to any required action by the Company's Board and/or Members) in lieu of the number of Units as to which this Warrant shall then be so exercised, the number of Units or other securities to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of Units equal to the number of Units as to which this Warrant shall then be so exercised.

         If the Company is merged into or consolidated with another entity under circumstances where the Company is not the surviving entity, or if the Company is dissolved and liquidated, or sells or otherwise disposes of substantially all its assets to another entity (except in connection with the conversion of the Company to a corporation as set forth below) while this Warrant remains outstanding, the Holder shall be entitled, upon exercise of this Warrant (whether before or after the effective date of such merger, consolidation, dissolution, sale or other disposition), to receive in lieu of Units, consideration identical to that which he or she would have been entitled pursuant to the terms of the agreement of merger, consolidation,

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

dissolution, sale or other disposition if, immediately prior to such merger, consolidation, dissolution, sale or other disposition, it had been the holder of record of a number of Units equal to the number of Units as to which this Warrant shall then be so exercised.

         In the event of a merger which provides for the redemption of Units (a "cash-out merger") of the same class as the Units which the Holder would be entitled to receive upon exercise of this Warrant, whether or not the Company is the surviving corporation, then, (a) if this Warrant is exercised, Units acquired as a result of such exercise shall be redeemed in the same manner as other Units in the same class, and (b) if not exercised, this Warrant shall terminate as of the effective date of such cash-out merger.

         In the event that the Company's Board and/or Members vote to convert the Company to a corporation (the "Corporate Successor"), the Holder shall be entitled, upon exercise of this Warrant, to receive in lieu of Units, the number of shares of stock of the Corporate Successor to which the Holder would have been entitled if immediately prior to such conversion, the Holder had been the holder of record of the number of Units as to which this Warrant shall then be so exercised.

         Except as hereinbefore expressly provided, the issue by the Company of Units for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Units or obligations of the Company convertible into Units or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Units then subject to this Warrant.

         6. Non-Transferability of Warrant. This Warrant is not transferable by the Holder and no interest in this Warrant may (either directly, indirectly, by operation of law, or in any other manner) be sold, assigned or pledged by the Holder; except that this Warrant may be transferred or assigned to one or more parent, subsidiary or affiliate entities of the Holder, or by operation of law in connection with any merger, consolidation or sale of all or substantially all of its assets; and further provided that no transfer or assignment of this Warrant or the rights granted hereunder shall be effective unless the transferee or assignee is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

         In the event that this Warrant is transferred or assigned in accordance with the terms and provisions of this Section 6, then upon exercise of this Warrant, the Holder shall execute and deliver to the Company, in addition to an applicable Notice of Exercise and as a condition to the acceptance by the Company of any such exercise, an Addendum to Amended and Restated Operating Agreement in substantially the form of Exhibit B attached hereto.

         7. Provision of Information. The Holder shall be given access to information concerning the Company equivalent to that information generally made available to the Company's Interest Holders.

         8. No Rights as Member or Interest Holder. The Holder shall have no rights as a Member or Interest Holder of the Company with respect to Units purchasable under this Warrant until the date of proper exercise of this Warrant and the full payment of the exercise price in accordance with the provisions of
Section 2 hereof.

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

         9. Notices. Any and all notices or any other communication related to this Warrant shall be given in writing either by personal delivery, by a recognized courier service, or by registered or certified mail, return receipt requested, with postage prepaid, and addressed as set forth below, or to such other address for notice as either party shall have last furnished in writing to the other party.

                  If to the Company:

                  Wingra Technologies, LLC
                  Attention: Jan Eddy, President
                  450 Science Drive, One West
                  Madison, Wisconsin 52711-1056


                  If to the Holder:

                  -------------------

                  -------------------

         Any such communication shall be deemed delivered (i) in the case of personal or courier service delivery, on the date when so delivered; or (ii) in the case of certified or registered mail, three (3) days after the date when deposited in the. United States mail with sufficient postage to effect such delivery.

         10. Governing Laws. This Warrant is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any 'of the provisions hereof, the Holder may not exercise this Warrant nor will the Company be obligated to issue any Units hereunder if the exercise of this Warrant or the issuance of such Units, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof.

         11. Suspension of Exercise Right. Any other provision contained herein notwithstanding, the Company may at any time and from time to time and for any reason, suspend the right to exercise this Warrant for a specified period of time; provided, however, that this Warrant shall not be suspended (a) for a period exceeding one hundred eighty (180) consecutive days, (b) during the final twelve (12) months prior to its scheduled expiration date, or (c) as of the effective date of a cash-out merger.

         12. Limitations on Resale. This Warrant and the Units which may be acquired upon exercise of this Warrant (the "Securities") have been offered to the Holder in reliance upon one or more exemptions from registration under the Securities Act of 1933, as amended (the "Act"), including, without limitation, the exemption established by Rule 506 of Regulation D promulgated pursuant to the Act and other exemptions from registration under the Act. Therefore, the Securities may be "restricted securities" as that term is defined in Rule
230.144 promulgated under the Act and any resale of the Securities may require compliance with the registration requirements of the Act or an exemption from such requirements.

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

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant set forth below.

                                        WINGRA TECHNOLOGIES, LLC


                                        By:
                                                  ------------------------------
                                                  Jan Eddy, President


                                        By:
                                                  ------------------------------
                                                  David Rasmussen, Secretary



Date of Grant: ___________________.



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

                                   EXHIBIT A

                                 EXERCISE NOTICE


Wingra Technologies, LLC
450 Science Drive, One West
Madison, Wisconsin 53711-1056

Attention:  President


         1. _______ Exercise of Warrant. The undersigned ("Purchaser") hereby elects to purchase [insert number] Units (the "Units") of Wingra Technologies, LLC (the "Company") under and pursuant to the Warrant dated ___________________ and granted by the Company to Purchaser (the "Warrant"). The exercise price for the Units is $___________________ per Unit, as provided for in the Warrant.

         2. Delivery of Payment. Purchaser herewith delivers to the Company the full exercise price for the Units in the amount of $________________ .

         3. Representations of Purchaser. Purchaser hereby acknowledges that Purchaser has previously received and read and Purchaser understands the Warrant and agrees to abide by and be bound by its terms and provisions. Purchaser hereby also acknowledges that Purchaser has previously received and read and Purchaser understands the Operating Agreement referred to in the Warrant.

         4. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Units. Purchaser represents that Purchaser has consulted with any tax consultants that Purchaser deems advisable in connection with the purchase and/or disposition of the Units and that Purchaser is not relying on the Company for any tax advice.

         5. Securities Representations and Warranties. Purchaser represents and warrants that:

                  (a) Purchaser understands that the Units have not been registered under the Securities Act of 1933, as amended, or under the Wisconsin Uniform Securities Law, by reason of their issuance in a transaction exempt from the registration requirements thereof;

                  (b) Purchaser is acquiring the Units for investment for Purchaser's own account, not on behalf of others, and not with a view to resell or otherwise distribute the Units;

                  (c)  Purchaser   will  not  attempt  to  resell  or  otherwise
distribute the Units except in compliance with the registration, anti-fraud, and other material provisions of all applicable securities laws;

                  (d) Purchaser believes that the Units being purchased by Purchaser are

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consistent with Purchaser's  investment  objectives and resources; and

                  (e) Purchaser and/or Purchaser's attorneys, accountants and/or advisors have had reasonable opportunity to investigate the Company and have sufficient knowledge of the Company's current activities and financial condition to enable Purchaser to make an informed decision as to whether to make an investment in the Company.

Dated
      ------------------------------


Submitted by:                                Accepted by:

PURCHASER                                    WINGRA TECHNOLOGIES, LLC


By:                                          By:
          --------------------------------           ---------------------------
          Signature


                                             Its:
                                                     ---------------------------
------------------------------------------
Print name/Title


Address:                                     Address:

                                             450 Science Drive, One West
                                             Madison, Wisconsin 53711-1056


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


                                    EXHIBIT B

                         ADDENDUM TO OPERATING AGREEMENT
                            WINGRA TECHNOLOGIES, LLC


         WHEREAS, the Members of Wingra Technologies, LLC, a Wisconsin limited liability company (the "Company"), have entered into an Operating Agreement (the "Operating Agreement") dated as of January 26, 1999; and

         WHEREAS, pursuant to the terms and provisions of a Warrant granted to the undersigned by the Company on December 1, 1999, the undersigned has exercised its right and option to acquire ________________ [insert number] Units ( as the term "Unit" is defined in the Operating Agreement) of the Company; and

         WHEREAS, as a condition to the undersigned becoming a Member of the Company, the undersigned has agreed to execute this Addendum; and

         WHEREAS, the undersigned acknowledges that the undersigned has received and has thoroughly reviewed a copy of the Operating Agreement;

         NOW, THEREFORE, acknowledging consideration, the undersigned hereby acknowledges and agrees that the undersigned shall become a Member of the Company, effective upon the acceptance of this Addendum by the Company; that the undersigned shall be bound by all of the terms and provisions of the Operating Agreement to the same extent as if the undersigned were a signatory to the original Operating Agreement; and that the Units issued to the undersigned are subject to all of the terms and provisions of the Operating Agreement.

         Dated                     .
              ---------------------


                                             -----------------------------------
                                             [name of Holder]

Accepted by Company:


------------------------------------
President

Date of acceptance:
                   -------------------------


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